Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933
                        --------------------------------


                              AUDIOVOX CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                     13-1964841
(State or other jurisdiction                      (I.R.S. Employer
 of incorporation)                                 Identification No.


150 Marcus Blvd., Hauppauge, New York                   11788
(Address of Principal Executive Offices)             (Zip Code)


                Audiovox Corporation Consultant Warrant Agreement
                            (Full Title of the Plans)


                              ROBERT S. LEVY, ESQ.
                               LEVY & STOPOL, LLP
                             One Pennsylvania Plaza
                          New York, New York 10119/0165
                     (Name and address of agent for service)


                                 (212) 279-7007
                     (Telephone number, including area code,
                              of agent for service)

                  Approximate date of commencement of proposed
                sale to the public: As Soon As Practicable After
                    Registration Statement Becomes Effective.

                     Total of sequentially numbered pages: 8
                 The Exhibit Index appears on sequential page 5
                                     herein.

                          (Continuation of Facing Page)

                         CALCULATION OF REGISTRATION FEE
                          Consultant Warrant Agreement



                                                                                  Proposed
                                                            Proposed              Maximum             Amount of
         Title of                   Amount                  Maximum              Aggregate            Registra-
        Securities                  to be               Offering Price            Offering             tion Fee
     to be Registered            Registered               Per Unit(2)             Price(2)
-------------------------- -----------------------  ----------------------- -------------------- --------------------
Class A                    100,000 (1) shares            $13.7187 (3)            1,371,870             $381.38
Common Stock,
par value $.01
per share


(1) Represents 100,000 shares of Class A Common Stock, authorized for issuance by the Company to Harvey R. Blau, pursuant to that certain Warrant Agreement, dated as of January 29, 1997 (the "Warrant Agreement"). This registration statement also covers such indeterminable additional number of shares as may be issuable under the Warrant Agreement by reason of adjustments in the number of shares covered thereby as described in the Prospectus.

(2)      Estimated solely for the purpose of calculating the registration fee.

(3) Based upon the average of the high and low prices of the Common Shares on the American Stock Exchange on August 2,1999 or $13.7187 per share.

                          Pursuant to Rule 416(c)  under the  Securities  Act of
         1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  PLAN INFORMATION

                  This registration statement relates to the offer and sale of Common Stock, $.01 per share (the "Common Stock") of Audiovox Corporation (the "Company") to its advisor and consultant, Harvey R. Blau (the "Consultant"). The Warrant represents payment by the Company to Consultant in consideration of business advice and consulting services rendered to the Company. In connection therewith, the Consultant is being offered the right to purchase 100,000 shares of Common Stock of the Company. This summary should be read in connection with the Warrant Agreement, which is incorporated herewith as Exhibit 4 hereto.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION

                  The Consultant has been provided with copies of the documents incorporated herein by reference in Part II, Item 3. The Consultant has been advised by the Company in writing that such documents will be available to the Consultant without charge upon request to the Company's offices at 150 Marcus Boulevard, Hauppauge, NY 11788, telephone (516) 231-7750.

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  There  are   hereby   incorporated   by   reference   in  this
Registration Statement the following documents or portions of documents and information previously filed with the Securities and Exchange Commission:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998.

                  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended February 28, 1999 and May 31, 1999.

                  3. All other reports or documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Except as superseded or modified herein, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  The Company's Certificate of Incorporation provides that to the fullest extent permitted by law, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director. Section 102(7) of the Delaware Law provides that a corporation may include such a provision in its certificate of incorporation, provided that such provision shall not eliminate liability (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law (relating to unlawful payment of dividends and certain other matters) or (iv) for any transaction in which a director derived an improper personal benefit.

                  The General Corporation Law of Delaware, the Company's state of incorporation, permits the Company to indemnify directors and officers in certain circumstances against expenses, judgments, fines and amounts paid in settlement in connection with legal proceedings in which such persons may be involved due to their positions with the Company, and to advance payment of expenses to such persons. A director or officer may be indemnified if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The Company's Certificate of Incorporation and By-laws require that such persons be indemnified by the Company to the fullest extent authorized by law, and set out a procedure by which these rights may be enforced. To the extent that a director or officer has been successful in the defense of any such action, the Company must indemnify him for his expenses. In the case of partially or wholly unsuccessful defenses, or settlements, a disinterested majority of the Board of Directors, independent legal counsel, or the stockholders may decide if his conduct met the standard set out above and, if it is decided that this standard was met, the Company must indemnify him. If it is decided that his conduct did not meet this standard, or if no decision is made, the director or officer may bring an action to enforce his right to indemnification and, if the court finds that his action did meet the standard, the Company must indemnify him. The Company bears the burden of proof in any such action. However, if a director or officer has been found liable to the Company in an action by or in the right of the Company (such as a stockholders' derivative suit), indemnification is available only to the extent ordered by the court in which such action was brought.

                  The Company has also secured director and officer insurance providing, subject to the terms and conditions of such policy, indemnification in the maximum amount of $50,000 per loss (with a $10,000 deductible) for each director and officer and $1,000,000 (with $150,000 deductible) for the Company.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

Item 8.  EXHIBITS.

       Exhibit No.       Description

              4          Consultant Warrant Agreement

              5          Opinion of Levy & Stopol, LLP

            23.1         Consent of Independent Auditors

            23.2         Consent of Levy & Stopol, LLP (included in Exhibit 5)

            24           Power of Attorney (included on signature page)


Item 9.  UNDERTAKINGS.

                  (a) Rule 415 Offerings. The undersigned registrant hereby undertakes:

                         (1) To file,  during any period in which  offers or
sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and,

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filing Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hauppauge, State of New York, on this 30th day of July, 1999.

                              AUDIOVOX CORPORATION



                               BY:  s/John J. Shalam
                                       John J. Shalam,
                                       Chief Executive Officer
                                           and Director

                                POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints John J. Shalam, Philip Christopher and Charles M. Stoehr, and each of them as attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                    Title                             Date




s/John J. Shalam             Chief Executive Officer and       July 30, 1999
   John J. Shalam            Director




s/Philip Christopher         Executive Vice President and      July 30, 1999
-----------------------------
   Philip Christopher                 Director

Signature                    Title                             Date
---------
s/Charles M. Stoehr          Senior Vice President and Chief   July 30, 1999
-----------------------------
   Charles M. Stoehr            Financial Officer




s/Patrick M. Lavelle         Senior Vice President,            July 30, 1999
-----------------------------
   Patrick M. Lavelle           Automotive Electronics
                                  Division and Director



s/Ann Boutcher               Vice President, Marketing and     July 30, 1999
---------------------------
   Ann Boutcher                 Director




s/Richard Maddia             Vice President, MIS and           July 30, 1999
-----------------------------
   Richard Maddia               Director




s/Paul C. Kreuch, Jr.        Director                          July 30, 1999
   Paul C. Kreuch, Jr.




s/Dennis F. McManus          Director                          July 30, 1999
   Dennis F. McManus


                                   Exhibit 24



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